Exhibit 99

Cascade Financial Corporation                   The Cereghino Group
Contacts: Carol K. Nelson, CEO                  Corporate Investor Relations
          Lars Johnson, CFO                     www.stockvalues.com
          425.339.5500                          206.762.0993
          www.cascadebank.com
                                                NEWS RELEASE
===============================================================================

      CASCADE FINANCIAL COMPLETES ACQUISITION OF ISSAQUAH BANCSHARES

EVERETT, WA - June 3, 2004 - Cascade Financial Corporation (Nasdaq: CASB), parent company of Cascade Bank, today announced the completion of its acquisition of Issaquah Bancshares, the parent company of $134 million Issaquah Bank. Issaquah shareholders approved the acquisition last month, and all regulatory approvals have been received.

"We welcome Issaquah's customers, employees and shareholders to the Cascade family," said Carol K. Nelson, President and CEO of Cascade Financial. "Both banks share a similar corporate culture - one focused on customer service and serving the needs of small businesses while maximizing shareholder value. We expect that Issaquah Bank will remain the leading independent bank in its market, operating as a division of Cascade Bank."

Under the terms of the Merger Agreement, shareholders of Issaquah Bancshares common stock are to receive 1.19 million shares of CASB stock and $9.2 million in cash. The transaction is valued at $30.1 million dollars, or $70.4992 per share (the exchange ratio for stock consideration is 4.2720 shares of Cascade common stock for each Issaquah share).

About Cascade Financial
-----------------------

Established in 1916, Cascade Bank, the only operating subsidiary of Cascade Financial Corporation, is a state chartered commercial bank headquartered in Snohomish County, Washington. Cascade Bank operates 15 full service offices, located in Everett, Lynnwood, Marysville, Mukilteo, Smokey Point, Issaquah, Clearview, Woodinville, Lake Stevens and Bellevue, with an additional branch scheduled to open this month in Snohomish. Issaquah Bank, a division of Cascade Bank, operates two offices in Issaquah and North Bend. In June 2003, Washington CEO magazine ranked Cascade Bank the #1 medium sized "Best Company to Work For" in Washington State.

Forward-Looking Statements
--------------------------

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA), including statements about the financial condition of Issaquah Bank, ability to integrate following the merger, and earnings outlook of the integrated Company. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Those factors include, but are not limited to, regulatory approval for the proposed transaction, the impact of the current national and regional economy on small business loan demand in the Puget Sound area, loan delinquency rates of Issaquah Bank and the Company, the Company's ability to retain the Issaquah Bank customer base, interest rate movements and the impact on margins such movements may cause, the Company's ability to attract and retain qualified people, competition with other banks and financial institutions and other factors. For a discussion of factors that could cause actual results to differ, please see the Company's reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission. Words such as "expect," "should," "believes," other similar expressions or future or conditional verbs such as "will," "may," and "should," are intended to identify such forward-looking statements. Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. This statement is included for the express purpose of protecting the Company under PSLRA's safe harbor provisions.

Note:  Transmitted on Business Wire at 5:00 am PDT, Friday, June 4, 2004.